UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2019

SPHERIX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-05576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Rockefeller Plaza, 11th Floor, New York, NY	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 745-1374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SPEX	The Nasdaq Capital Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Securities Purchase Agreement

As previously reported on a Current Report on Form 8-K, dated May 31, 2019, on May 29, 2019, Spherix Incorporated, a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a single accredited investor (the “Purchaser”) for the sale by the Company of 221,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a purchase price of $2.60 per share, and pre-funded common stock purchase warrants to purchase up to 86,692 shares of Common Stock (the “Warrants”) at a purchase price of $2.5999 per Warrant, which represents the per Share purchase price, less a $0.0001 per share exercise price for each of the Warrants, which transaction closed on May 31, 2019.

On June 6, 2019, the Company entered into an amendment (the “Amendment”) to the Purchase Agreement, pursuant to which the Purchaser shall surrender an aggregate of 115,269 Shares to the Company and the Company shall issue an aggregate of 115,269 Warrants to the Purchaser in order to limit the Purchaser’s beneficial ownership in the Company to 4.99%. The Amendment represents the mutual intent of the parties prior to the execution of the Purchase Agreement, which was to provide for a 4.99% beneficial ownership limitation rather than a 9.99% limitation. The transaction is expected to close on June 7, 2019.

All other terms and conditions under the Purchase Agreement remain in full force and effect.

The Warrants are immediately exercisable for $0.0001 per share until exercised in full, except that a holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage upon notice to the Company, but in no event in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice. The Warrants may also be exercisable on a “cashless” basis.

The Company received net proceeds of approximately $799,979 from the sale of the Shares and Warrants. The net proceeds will be used for working capital purposes.

The Shares, Warrants and shares of Common Stock underlying the Warrants (the “Warrant Shares”) were, or in the case of the Warrant Shares, will be, offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) on January 9, 2018 and subsequently declared effective on January 19, 2018 (File No. 333-222488) (the “Registration Statement”), and the base prospectus contained therein. The Company filed an amended and restated prospectus supplement with the SEC on June 7, 2019 to amend the prospectus supplement filed on May 31, 2019 in connection with the sale of the Shares, Warrants and Warrant Shares.

A copy of the opinion of Ellenoff Grossman & Schole LLP relating to the legality of the Shares, Warrants and shares of Common Stock underlying the Warrants offered by us is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K/A shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing is only a brief description of the Amendment and the Warrant and does not purport to be a complete description thereof. Such descriptions are qualified in their entirety by reference to the Amendment and Warrant, copies of which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	4.1	Form of Warrant
	5.1	Opinion of Ellenoff Grossman & Schole LLP
	10.1	Form of Amendment to Securities Purchase Agreement, dated June 6, 2019, by and between the Company and the purchaser party thereto
	23.1	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2019

SPHERIX INCORPORATED

By:	/s/ Anthony Hayes
Name:	Anthony Hayes
Title:	Chief Executive Officer

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